FIRST AMENDMENT OF CREDIT AGREEMENT

            THIS FIRST AMENDMENT OF CREDIT AGREEMENT (this "Amendment"), dated as of August 12, 2004, is by and between INFINITY OIL & GAS OF WYOMING, INC., a Wyoming corporation ("Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("USB").

                                    RECITALS

            A. Borrower and USB entered into a Credit Agreement dated as of September 4, 2003 (the "Credit Agreement"), in order to set forth the terms upon which USB would make advances to Borrower and issue letters of credit at the request of Borrower and by which such advances and letters of credit would be governed and repaid. Capitalized terms used herein but not defined herein shall have the same meanings as set forth in the Credit Agreement.

            B. Borrower and USB desire that this Amendment be executed and delivered in order to amend certain terms and provisions of the Credit Agreement.

                                   AMENDMENT

            NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

            1. Credit Agreement. The Credit Agreement shall be, and hereby is, amended as follows as of the date hereof:

                  (a) By inserting the following new definitions in alphabetical order in Section 1.1 of the Credit Agreement:

                        "Commitment Amount (Ex-Duke)" means, at any time, the lesser of: (a) the Maximum Loan Amount (Ex-Duke), or (b) the Borrowing Base.

                        "Duke Letter of Credit" means a Letter of Credit dated March 16, 2004, for the benefit of Duke Energy Field Services, in the original face amount of $300,000, as now in effect or as hereafter amended.

                        "Maximum Loan Amount (Ex-Duke)" means, at any time, the Maximum Loan Amount at that time minus the face amount of the Duke Letter of Credit at that time.

                  (b) By substituting the following for the definition of "Borrowing Base" in Section 1.1 on page 2 of the Credit Agreement:

                        "Borrowing Base" means, at any time, the aggregate loan value of all Borrowing Base Properties, as determined by USB in its sole and absolute discretion, using such assumptions as to pricing, discount factors, discount rates, expenses and other factors as USB customarily uses as to borrowing-base oil and gas loans at the time such determination is made; provided that the Borrowing Base for the time period from August 12, 2004 through December 31, 2004 shall be $5,300,000, unless Borrower and USB hereafter mutually agree upon a different amount or unless the Borrowing Base is redetermined or reduced pursuant to Section 2.8 below prior to such date.

                  (c) By substituting the following for the definition of "Maximum Loan Amount" in Section 1.1 on pages 5 and 6 of the Credit Agreement:

                        "Maximum Loan Amount" means, at any time, the amount set forth for that time on Exhibit D attached hereto and made a part hereof; provided that, upon the request of Borrower, USB may, in its sole discretion, increase said amount to an amount not greater than $25,000,000 by giving written notice of such increase to Borrower, but nothing contained in this Agreement, the Note or any other Loan Document shall be deemed to commit or require USB to grant any such increase.

                  (d) By substituting the following for Section 2.1(c) on page 9 of the Credit Agreement:

                        (c) USB shall not have any obligation to: (1) make an Advance on or after the Maturity Date, (2) issue or renew a Letter of Credit which does not expire prior to five Business Days before the Maturity Date, (3) make an Advance in an amount less than $10,000, (4) make an Advance or issue a Letter of Credit if, after such Advance is made or such Letter of Credit is issued, the aggregate amount of all Advances outstanding hereunder plus the face amounts of all Letters of Credit outstanding hereunder would exceed the Commitment Amount, or (5) make an Advance or issue a Letter of Credit if, after such Advance is made or such Letter of Credit is issued, the aggregate amount of all Advances outstanding hereunder plus the face amounts of all Letters of Credit outstanding hereunder, excluding the Duke Letter of Credit, would exceed the Commitment Amount (Ex-Duke).

                  (e) By substituting the following for Section 2.3(a) on page 10 of the Credit Agreement:

                        (a)(1) If, at the time of any reduction in the Commitment Amount arising from a reduction in the Maximum Loan Amount at the beginning of any of the time periods described in Exhibit D, the aggregate outstanding principal balance of all Advances plus the aggregate of the face amounts of all outstanding Letters of credit shall exceed the Commitment Amount or the aggregate outstanding principal balance of all Advances plus the aggregate of the face amounts of all outstanding Letters of Credit, excluding the Duke Letter of Credit, shall exceed the commitment Amount (Ex-Duke), Borrower shall make a principal payment to USB in the amount of any such excess on the day that such reduction occurs (or, if such day is not a Business Day, on the first Business Day thereafter).

                            (2) If, at the time of any reduction in the Commitment Amount arising for any reason other than as described in
      Section 2.3(a)(1) above, the aggregate outstanding principal balance of all Advances plus the aggregate of the face amounts of all outstanding Letters of Credit shall exceed the Commitment Amount or the aggregate outstanding principal balance of all Advances plus the aggregate of the face amounts of all outstanding Letters of Credit, excluding the Duke

      Letter of Credit, shall exceed the Commitment Amount (Ex-Duke), Borrower shall, after written notice thereof from USB: (A) pay the excess to USB in a lump sum within 10 days after such notice; or (B) commence, as of the last day of the calendar month in which such notice is given (and thereafter continue), an amortization schedule under which Borrower repays the Loan in an amount at least equal to the excess in six equal monthly principal installments on the last day of each calendar month, which amounts shall be in addition to the monthly interest payments and any other principal payments otherwise due, such that the entire excess is paid within six months; or (C) within 10 days after such notice, execute and deliver to USB additional mortgages, supplements to mortgages or other instruments in form and substance reasonably satisfactory to USB, by which Borrower mortgages, pledges or hypothecates to USB, or creates a security interest in for the benefit of USB, sufficient additional Oil and Gas Interests to induce USB to make a redetermination of the Borrowing Base such that the Commitment Amount is equal to an amount no less than the aggregate outstanding principal balance of all Advances plus the sum of the face amounts of all outstanding Letters of Credit and the Commitment Amount (Ex-Duke) is equal to an amount no less than the aggregate outstanding principal balance of all Advances plus the sum of the face amounts of all outstanding Letters of Credit, excluding the Duke Letter of Credit.

                  (f) By adding Exhibit D attached hereto as Exhibit D attached to the Credit Agreement.

            2. Waiver. USB hereby waives Borrower's noncompliance, for times prior to September 30, 2004, with Section 6.2(a)(l) of the Credit Agreement relating to minimum Working Capital.

            3. Loan Documents. All references in any document to the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended pursuant to this Amendment.

            4. Conditions Precedent. The obligations of the parties under this Amendment are subject, at the option of USB, to the prior satisfaction of the condition that Borrower shall have delivered to USB the following (all documents to be satisfactory in form and substance to USB and, if appropriate, duly executed and/or acknowledged on behalf of the parties other than USB):

                  (a) This Amendment.

                  (b) The loan fee payable by Borrower pursuant to Section 3.4(d) of the Credit Agreement at the time of the July 1, 2004 redetermination of the Borrowing Base.

            5. Certification by Borrower. Borrower hereby certifies to USB that as of the date of this Amendment and after giving effect to the waiver set forth in Section 2 above: (a) all of Borrower's representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, (b) Borrower has performed and complied with all agreements and conditions required to be performed or complied with by it under the Credit Agreement and/or any Loan Document on or prior to this date, and (c) no Default or Event of Default has occurred under the Credit Agreement.

            6. Continuation of the Credit Agreement. Except as specified in this Amendment, the provisions of the Credit Agreement shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Credit Agreement, the terms of this Amendment shall control.

            7. Expenses. Borrower shall pay all expenses incurred in connection with the transactions contemplated by this Amendment, including without limitation all fees and expenses of the attorney for USB and any and all filing and recording expenses.

            8. Miscellaneous. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            EXECUTED as of the date first above written.

                                    INFINITY OIL & GAS OF WYOMING, INC.


                                    By: /s/ James A. Tuell
                                       -----------------------------------------
                                       James A. Tuell,
                                       President

                                    U.S. BANK NATIONAL ASSOCIATION


                                    By: /s/ Mark E. Thompson
                                       -----------------------------------------
                                       Mark E. Thompson,
                                       Vice President

THE UNDERSIGNED, AS GUARANTOR,
CONSENTS TO THE PROVISIONS OF
THE FOREGOING FIRST AMENDMENT
OF CREDIT AGREEMENT:

INFINITY, INC.


By: /s/ Stanton E. Ross
   ----------------------------
   Stanton E. Ross
   President

                                   EXHIBIT D

                              MAXIMUM LOAN AMOUNT


                                                   MAXIMUM
                     TIME PERIOD                 LOAN AMOUNT
                     -----------                 -----------

              08/12/04    -   12/31/04            $5,300,000
              01/01/05    -   01/31/05            $4,980,000
              02/01/05    -   02/28/05            $4,660,000
              03/01/05    -   03/31/05            $4,340,000
              04/01/05    -   04/30/05            $4,080,000
              05/01/05    -   05/31/05            $3,820,000
              06/01/05    -   06/30/05            $3,560,000
              07/01/05    -   07/31/05            $3,340,000
              08/01/05    -   08/31/05            $3,120,000
              09/01/05    -   09/30/05            $2,900,000
              10/01/05    -   10/31/05            $2,720,000
              11/01/05    -   11/30/05            $2,540,000
              12/01/05    -   12/31/05            $2,360,000
              01/01/06    -   01/31/06            $2,210,000
              02/01/06    -   02/28/06            $2,060,000
              03/01/06    -   03/31/06            $1,910,000
              04/01/06    -   04/30/06            $1,780,000
              05/01/06    -   05/31/06            $1,650,000
              06/01/06    -   06/29/06            $1,520,000
              06/30/06 and thereafter             $0

                                      D-1